EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-10840; 333-12814; 333-13186; 333-91650; 333-122128; 333-137644; 333-139688; 333-148774) pertaining to Optibase Ltd. of our report, dated June 26, 2008, with respect to the financial statements of V.Box Communication Ltd., included in the Annual Report (Form 20-F) for the year ended December 31, 2007.

/s/ Brightman Almagor Zohar & Co —————————————— Brightman Almagor Zohar & Co. Certified Public Accountants A Member Firm of Deloitte Touche Tohmatsu

June 26, 2008